                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_] Confidential for Use of the
                                           Commission Only (as permitted by
[X]  Definitive Proxy Statement            Rule

[_]  Definitive Additional Materials       14A-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                            CFC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]

                                 March 20, 2001



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on Friday, April 20, 2001 at 1:30 p.m. Central Time.

     We remain very optimistic about our business. I remain hopeful about and dedicated to growth through acquisition, without dilution. These are, indeed, exciting times at CFC International.

     The election of directors and related matters are more fully described in the enclosed Proxy Statement. Please read the Proxy Statement closely and mark, date, and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.


                                                  Sincerely,

                                                  /s/ Roger F. Hruby

                                                  Roger F. Hruby
                                                  Chairman of the Board,
                                                  Chief Executive Officer

                            YOUR VOTE IS IMPORTANT
                 Please Sign, Date, and Return Your Proxy Card

                                    [LOGO]


               500 State Street, Chicago Heights, Illinois  60411

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 20, 2001

       You are cordially invited to attend the annual meeting of stockholders of CFC International, Inc., which will be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on April 20, 2001 at 1:30 p.m. Central Time, for the following purposes:

1. To elect directors; and

2. To transact such other business as may properly come before the meeting.


       Only stockholders of record at the close of business on March 12, 2001 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois for a period of ten days prior to the meeting.

       A proxy statement and a proxy card solicited by the Board of Directors are enclosed. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                    /s/ Dennis W. Lakomy

                                    Dennis W. Lakomy
                                    Executive Vice President,
                                    Chief Financial Officer,
                                    Treasurer, and Secretary
Chicago Heights, Illinois
March 20, 2001

================================================================================

               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                  PROXY AND RETURN IT PROMPTLY.  THE PROXY IS
                    REVOCABLE AT ANY TIME PRIOR TO ITS USE.
================================================================================

                            CFC INTERNATIONAL, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                April 20, 2001


     We are sending you this Proxy Statement in connection with the solicitation by the Board of Directors of CFC International, Inc. of proxies for use at the annual meeting of stockholders of the Company to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois at 1:30 p.m. Central Time, on Friday, April 20, 2001, and at any postponement or adjournment of the annual meeting. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting in accordance with the directions you provide. If you do not provide any direction, your proxy will be voted for the election of the nominees named as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

     Our principal executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 (telephone: 708/891-3456). This Proxy Statement is dated March 20, 2001 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "CFC International," "Company," "we," "our," "ours," and "us" refer to CFC International, Inc.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 12, 2001 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock is our common stock, par value $.01 per share (the "Common Stock"), of which 4,053,193 shares were outstanding as of the close of business on March 12, 2001. Each share of Common Stock is entitled to one vote.

     The seven nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. An abstention, direction to withhold authority, or broker non-vote will have no effect on the election of directors. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting.
Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. An automated system administered by our transfer agent will tabulate the votes.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election as directors for
a term expiring at the annual meeting of stockholders in 2002.   All of the
nominees are serving as directors as of the date of this Proxy Statement.

     Unless you instruct us otherwise, your properly executed proxy, that is returned in a timely manner, will be voted for election of the seven nominees. If, however, any of the nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, the proxies will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

     Biographical information as of March 20, 2001 concerning the seven nominees is presented below:

     Roger F. Hruby, age 66, has been a director of the Company since its formation. Currently, Mr. Hruby also serves as the Company's Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the President and Chief Operating Officer of the Company's predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc. in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemical's Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with annual sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemical's specialty transferable solid coatings division from Morton Thiokol, and has been Chairman of the Board and Chief Executive Officer since the date of its incorporation. He was also President of the Company from its incorporation until June 1995, and from January 1998 to January 1999. Mr. Hruby has been involved in the specialty chemical industry since 1958. Mr. Hruby earned a bachelor degree in chemistry from North Central College and a Masters of Business Administration from the University of Chicago.

     William G. Brown, age 57, has been a director of the Company since August 1995. Mr. Brown currently is a member of Bell, Boyd & Lloyd LLC, Chicago, Illinois, counsel to the Company. He is also a director of Dovenmuehle Mortgage, Inc.

     Robert B. Covalt, age 69, became a director of the Company in August 1997. Mr. Covalt has been Chief Executive Officer of Sovereign Specialty Chemicals, Inc. since 1996. Prior thereto, he served in several capacities with Morton International, Inc., a salt and specialty chemicals company, most recently as Executive Vice President and President of the Specialty Chemicals Group.

     Richard L. Garthwaite, age 50, was named director of the Company on March 26, 1999. Currently, Mr. Garthwaite also serves as the Company's President and Chief Operating Officer. Prior thereto, Mr. Garthwaite was President and Chief Executive Officer of A.L. Hyde Company, which is a manufacturer of plastic products and a division of Danaher Corporation, from 1990.

     Dennis W. Lakomy, age 56, has been a director of the Company since August 1995. Mr. Lakomy also is Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding the Company with Mr. Hruby in 1986. Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.

     Richard Pierce, age 62, became a director of the Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company since 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which he joined in 1976.

     David D. Wesselink, age 58, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He currently is the Vice Chairman of Metris Companies Inc., a direct marketer of consumer credit products and fee-based services, which he joined in 1998. He was previously Chief Financial Officer of Advanta Corporation, a consumer credit company, from 1993 until March 1998. Prior thereto, he served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research.

          The Board of Directors unanimously recommends that you vote
           "FOR" the election of each of the nominees for director.

Meetings and Committees of the Board

     The three standing committees of the Board of Directors are the Audit Committee, the Stock Option Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held four meetings in 2000.

     The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's independent auditors, reviewing the overall scope of the independent auditors' examination, reviewing the proposed annual financial statements of the Company with the independent auditors and reporting a summary of the Audit Committee's conclusions to the Board of Directors; and reviewing the Company's internal controls and accounting policies with the independent auditors and certain officers of the Company. The Audit Committee currently consists of Messrs. Covalt, Pierce, and Wesselink.

     The Stock Option Committee is responsible for the administration and interpretation of, and the granting of options under the CFC International, Inc. Stock Option Plan (the "Stock Option Plan"), the CFC International, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan") and the CFC International, Inc. Stock Purchase Plan (the "Stock Purchase Plan"), the CFC International, Inc. 2000 Stock Option Plan ("2000 Stock Option Plan") and the CFC International, Inc. 2000 Directors' Stock Option Plan ("2000 Directors' Stock Option Plan" and together with the Stock Option Plan, Directors' Stock Option Plan and the 2000 Stock Option Plan, referred to as the "Employee Plans"). Messrs. Covalt, Pierce and Wesselink currently are the members of the Stock Option Committee.

     The Compensation Committee is responsible for approving all employment contracts, if any, and salaries of officers of the Company. The Compensation Committee also is responsible for all bonuses, other payments, plans (other than the Employee Plans), programs, and benefits for the Company's officers. Messrs. Hruby and Pierce currently comprise the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 2002 Annual Meeting" for procedures with respect to nominations by stockholders.

     During 2000, the Stock Option Committee held four meetings; the Audit Committee held two meetings and the Compensation Committee met once. In 2000, during the time each director served

During 2000, the Stock Option Committee held four meetings; the Audit Committee held two meetings and the Compensation Committee met once. In 2000, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

Other Matters

     Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 12, 2001, certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below under "Management Compensation"), and by all directors and executive officers as a group. As of such date, there were 147 record holders and approximately 700 beneficial holders of Common Stock and 4,053,193 shares of Common Stock outstanding.


                                                        Shares Beneficially
                                                                Owned
                                                        ---------------------
                        Name(1)                          Number(2)    Percent
                        -------                         ------------  -------

     Roger F. Hruby (3)...............................  2,445,021        60.3
     Dennis W. Lakomy.................................    322,495         8.0
     William G. Brown (4).............................    169,394         4.2
     Richard L. Garthwaite............................     58,616         1.4
     Robert B. Covalt.................................      8,125         0.2
     Richard Pierce...................................     11,625         0.3
     David D. Wesselink...............................     13,625         0.3
     RFH Investments, LP (5)..........................    930,044        22.9
     Royce & Associates, Inc.(6)......................    455,600        11.2
     Artisan Partners Limited Partnership (7).........    349,100         8.6
     Wellington Management Company, LLP (8)...........    227,000         5.6
     All directors and executive officers as a group
       (7 persons) (3)(4).............................  2,577,493        63.6

___________

*   Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State Street, Chicago Heights, Illinois 60411.

(2) The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group include in each case all outstanding stock options covering shares of Common Stock that were exercisable within 60 days of March 12, 2001 by that person or group as follows: (i) Dennis W. Lakomy - 4,958; (ii) William G. Brown - 10,625; (iii) Robert B. Covalt - 8,125; (iv) Richard Pierce - 10,625; (v) David D. Wesselink - 10,625; (vi) Richard L. Garthwaite - 8,616; and all directors and executive officers as a group (including such individuals) - 53,574.

(3) Includes 930,044 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hruby's immediate family or trusts for the benefit of such family members), but does not include 512,989 shares of Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 471,200 shares of Common Stock which Mr. Lakomy and members of Mr. Brown's family beneficially owned immediately after the Company's initial public offering of Common Stock in November 1995, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. Mr. Hruby also holds an irrevocable voting proxy on Mr. Garthwaite's 50,000 shares, which are also included above. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Company's Voting Preferred Stock with an exercise price of $500 per share. The Voting Preferred Stock is entitled to 1,000 votes per share on all matters to be voted upon by the Company's stockholders. These shares are not included in the above table.

(4) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Brown's family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.

(5) RFH Investments, LP also owns 512,989 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Company's stockholders and not included in shares owned.

(6) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 7, 2001 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1414 Avenue of the Americas, New York, New York 10019.

(7) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 9, 2001 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1000 North Water Street, #1770, Milwaukee, WI 53202.

(8) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 14, 2001 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 75 State Street, Boston, MA 02109.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that our directors and executive officers, and any person who own more than 10% of the Common Stock, to report their transactions in the Common Stock to the Securities and Exchange Commission and the Company within a specified period following a transaction. Based solely on our review of copies of the forms that we have received, we believe that during 2000, our executive officers, directors, and greater than 10% stockholders complied with their reporting obligations.

                            MANAGEMENT COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued during the year ended December 31, 2000 to our Chief Executive Officer and to each of the other executive officers who received compensation in excess of $100,000 during the last fiscal year (the "Named Executive Officers"). The Company does not have a restricted stock award program or a long-term incentive plan. No options to purchase Common Stock were granted to the Named Executive Officers during 2000.


                          Summary Compensation Table

                                                                                         Long-Term
                                                   Annual Compensation               Compensation Awards
                                        ---------------------------------------  --------------------------
                                                                      Other                    Securities
                                                                     Annual      Restricted    Underlying     All Other
      Name and Principal                    Salary        Bonus   Compensation      Stock     Options/SARs   Compensation
           Position              Year        ($)           ($)         ($)           ($)           (#)           ($)*
           --------              ----        ---           ---         ---           ---           ---           ----
Roger F. Hrubyl................  2000      421,599       19,210         -             -             -          3,200
  Chairman of the Board          1999      385,000       59,460         -             -             -          5,000
  Chief Executive Officer        1998      350,000            -         -             -             -          5,000
Richard L. Garthwaite..........  2000      233,758        5,300         -             -             -          3,200
  President, Chief Operating     1999      188,194       30,000         -       493,750 (1)    16,674              -
  Officer                           -            -            -         -             -             -              -
Dennis W. Lakomy...............  2000      189,240        4,554         -             -             -          3,200
  Executive Vice President,      1999      181,912       18,027         -             -             -          3,643
  Chief Financial Officer,       1998      175,665            -         -             -             -          3,568
  Treasurer, and Secretary

___________
* Reflects matching contributions made by the Company pursuant to the Company's contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employee's income that the employee contributes.

(1) Mr. Garthwaite was awarded 50,000 restricted shares of the Company's common stock on January 18, 1999, having an aggregate fair market value of the amount shown in the table on that date. The award vests 25% on the date of the grant, with the remainder vesting equally over the first three anniversary dates.

Option Exercises and Year-End Valuation

     The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights ("SARs") during 2000 and unexercised options and SARs held on December 31, 2000:

                Aggregate 2000 Option/SAR Exercises And Values

                                                               Number of Securities           Value of Unexercised
                                                              Underlying Unexercised          In-the-Money Options/
                                                             Options/SARs at 12/31/00           SARs at 12/31/00*
                        Shares Acquired       Value       ------------------------------    ---------------------------
                          on Exercise        Realized      Exercisable     Unexercisable    Exercisable   Unexercisable
Name                          (#)              ($)             (#)              (#)             ($)            ($)
----                    ---------------    -----------    -------------    -------------    -----------   -------------
Roger F. Hruby.........         -                -                 -               -              -             -
Richard L. Garthwaite..         -                -             8,616          16,674              -             -
Dennis W. Lakomy.......         -                -             4,958           5,316              -             -

__________
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 2000 exceeded the options' exercise price and is based on the closing per share sale price of the Common Stock on such date of $4.625 as quoted on the Nasdaq National Market.

Directors' Compensation

     We pay our directors who are not employees $1,500 for each board meeting attended and $750 for each board committee meeting attended that is not held on the same day as a board meeting. We do not pay our directors an annual retainer. We do not pay our directors who are also our employees any compensation for serving as directors.

     Under the 2000 Directors' Stock Option Plan, approved by the stockholders of the Company at last year's meeting, one-time options were granted to each of the Company's non-employee directors, Messrs. Brown, Covalt, Pierce and Wesselink, on November 12, 1999, each covering 2,500 shares of Common Stock. Each of the options has a term of ten years and a per share exercise price of $5.81. The options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

Employment Contracts

     We have an employment agreement with Mr. Garthwaite under which he is entitled to receive an annual base salary and bonus. In addition, the agreement provides for the payment of compensation and benefits if Mr. Garthwaite's employment is terminated following a change in control of the Company. If Mr. Garthwaite is terminated following a change in control, he will receive a payment equal to 24 months of his base salary plus a prorated bonus.

Compensation Committee Interlocks and Insider Participation

     Mr. Hruby, the Company's Chief Executive Officer, together with Mr. Pierce, comprise the Compensation Committee of the Board of Directors, which determines the compensation of the Company's executive officers in the future.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Audit Committee", "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three independent members, each of whom is able to read and understand fundamental financial statements and at least one of whom has past experience in accounting or related financial management experience.

     The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditors and the independent accountants.

     The written charter of the Audit Committee, which was approved by the full Board of Directors of the Company on May 29, 2000, is included in Appendix A to this proxy statement. The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000, with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of PricewaterhouseCoopers LLP, with that firm, and has considered the compatibility to those non-audit services provided by PricewaterhouseCoopers LLP described below with the auditors' independence.

     Based on the review and discussions with the Company's independent auditors for the fiscal year ended December 31, 2000, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K.

     Beginning June 14, 2001, each member of the Audit Committee will be required to meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. As of this date of this proxy statement, each member of the committee meets these standards.



                              Audit Committee Members

                              Robert B. Covalt
                              Richard Pierce
                              David D. Wesselink

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors generally determines the compensation of our executive officers. The Compensation Committee currently consists of two directors of the Company. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 2000 is furnished by the directors who then comprised the Compensation Committee.

General Policies

     Our compensation program is intended to enable us to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives. To attain these objectives, the executive compensation program is composed primarily of a base salary, bonuses, and stock option grants.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). We do not expect the compensation currently paid to the Company's executive officers, including pursuant to the Employee Plans, to exceed the $1 million cap.

Cash Compensation

     We determine base salaries for executive officers by subjectively assessing the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually, and from time to time, by the Compensation Committee and adjusted appropriately. We exceeded our minimum targeted Company performance expectations during 1999. As a result, our executive officers will receive a bonus for 2000 in 2001.

Stock Options

     We may grant options to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Employee Plans. The Stock Option Committee takes into account factors including salary, position and responsibilities when granting options to executive officers. In 2000, the Stock Option Committee granted options to purchase 92,000 shares of Common Stock pursuant to the Stock Option Plan and 10,565 shares of Common Stock pursuant to the Stock Purchase Plan were issued.

Chief Executive Officer Compensation

     During 2000, our most highly compensated executive officer was Roger F. Hruby, Chairman and Chief Executive Officer since the date of our incorporation. The Compensation Committee reviews Mr. Hruby's compensation using the same criteria that it uses to determine compensation levels for other corporate officers and based its compensation decisions on its assessment of Mr. Hruby's overall performance and on information regarding awards made by similar companies. No specific weighting was assigned to these factors. Based on its review, the Compensation Committee believes that Mr. Hruby's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committee's view, Mr. Hruby's fiscal 2000 compensation package reflects an appropriate balance of (i) the Company's performance in fiscal 2000,
(ii) Mr. Hruby's own performance level, and (iii) competitive standards. Mr. Hruby's compensation typically consists of a base salary and bonus.


                                  Compensation Committee Members
                                  Richard Pierce
                                  Roger F. Hruby

                               PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns of the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on November 16, 1995, the effective date of the registration of the Common Stock under Section 12 of the Exchange Act, and ending on December 31, 2000, the last day of the Company's 2000 fiscal year.

                        Comparison of Cumulative Return
           vs. Nasdaq Composite and S&P Chemical Composite Indices*

                                   [GRAPHIC]


Company/Index Name                     12/29/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
------------------                    ---------  ---------  ---------  ---------  ---------  ---------
CFC International, Inc.               $   90.79  $  118.42  $  123.68  $   84.21  $   64.47  $   48.68
Nasdaq Composite Index                   100.73     123.61     150.35     209.93     389.60     236.53
S&P Chemical Composite Index             104.49     127.89     152.50     141.21     161.06     139.42

_____________
* Assumes $100 invested on November 16, 1995 in the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index. Historical results are not necessarily indicative of future performance.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent accountants for our current fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as our independent auditors since 1986. We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from you.

     The fees paid by the Company to PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were as follows:

Audit Fees

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 were $155,500, of which $140,500 have been billed.

Financial Information Systems Design and Implementation Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation services were $0.

All Other Fees

     The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than the fees discussed in the foregoing paragraphs, were $75,000.

                            SOLICITATION OF PROXIES

     The Board of Directors will solicit proxies through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but we will not compensate these persons for these services. We will request brokerage firms, banks, fiduciaries, voting trustees, or other nominees to forward the soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. We will bear the entire cost of the Board of Directors' solicitation.

        SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, if you wish to submit a proposal for inclusion in the proxy material to be distributed by us in connection with the 2002 Annual Meeting, you must do so no later than November 19, 2001. Any such proposal should be submitted in writing to the Secretary of the Company at our principal executive offices.
Upon submitting a proposal, you must provide us with a written notice that includes your name and address, the number of shares of Common Stock that you hold of record or beneficially, the dates upon which you acquired your shares, and documentary support for your claim of beneficial ownership.

                                    GENERAL

     It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                             By Order of the Board of Directors

                             Dennis W. Lakomy
                             Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

                                                                      Appendix A
                            CFC INTERNATIONAL, INC.

                            Audit Committee Charter


I.   Organization
     ------------

     The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and shall otherwise satisfy the applicable membership requirements under the rules of the National Association of Securities Dealers, Inc. If it is determined that the Board does not have three members that meet the definition of independence, the Board may choose to elect no more than one Board member to the Audit Committee that does not meet the definition. Each Audit Committee member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee, and at least one member shall have accounting or related financial management expertise.

II.  Statement of Policy
     -------------------

     The primary function of the Audit Committee is oversight. The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board's responsibility to the Company's shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports regarding the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the senior management of the Company.

III. Meetings
     --------

     The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee shall meet at least semi-annually with the independent auditors and management to review the Company's financial statements.

IV.  Responsibilities and Duties
     ---------------------------

     In carrying out its responsibilities and duties, the Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to reasonably ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities and duties, the Audit Committee shall:

Documents/Reports Review
------------------------

 . Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate, but no less frequently than annually.

 . Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

 . The Audit Committee Chairman will review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings.

Independent Auditors
--------------------

 . Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee shall review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence. In so doing, the Audit Committee shall require a report from the independent auditors delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1.

 . Establish a clear understanding that independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor.

 . Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

 . Periodically consult with the independent auditors regarding internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

 . In consultation with the independent auditors, review the integrity of the organization's financial reporting processes, both internal and external.

 . Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

 . Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors and management.

Process Improvement
-------------------

 . Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

 . Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

 . Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

 . Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance
----------------------------

 . Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

 . Perform any other activities consistent with this Charter, the Company's
  Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

--------------------------------------------------------------------------------
PROXY                                                                      PROXY

                            CFC INTERNATIONAL, INC.
               This Proxy is Solicited by the Board of Directors for The Annual Meeting of Stockholders on April 20, 2001 - 1:30 p.m.


     The undersigned hereby appoints Roger F. Hruby and Dennis W. Lakomy, and each of them, each will full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of CFC International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on April 20, 2001, at 1:30 p.m., at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, and at any and all postponements and adjournments thereof, as follows:

     This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the Nominees listed. If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

    PLEASE MARK, SIGN, DATE, AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (Continued and to be signed on reverse side.)
--------------------------------------------------------------------------------

                            CFC INTERNATIONAL, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [_]

The Board of Directors recommends a vote FOR each       For    Withhold   For All
nominee.                                                All      All      Except*
1. Election of Directors -                              [_]     [_]         [_]     In their discretion, on such other business as
   Nominee(s):                                                                      may properly come before the meeting.

   01 Roger F Hruby        02 William G. Browm
   03 Robert B. Covalt     04 Richard L. Garthwaite
   05 Dennis W. Lakomy     06 Richard Pierce
   07 David D. Wesselink                                                            Check here if you plan to attend the Annual
                                                                                    Meeting.           [_]

                                                                                          The undersigned acknowledges receipt from
_________________________________________________________                                 the Company prior to the execution of this
                *Nominee Exception                                                        proxy of a Notice of Annual Meeting of
---------------------------------------------------------------------------------------   Stockholders, a Proxy Statement dated
                                                                                          March 20, 2001, and the Annual Report to
                                                                                          Stockholders.

                                                                                                     Dated:________________,2001

                       THIS SPACE RESERVED FOR ADDRESSING                                 Signature(s)___________________________
                           (key lines do not print)                                       _______________________________________
                                                                                          Please sign, exactly as name appears on
                                                                                          the card. When signing as attorney,
                                                                                          executor, administrator, trustee,
                                                                                          guardian, corporate officer, or general
                                                                                          partner, please give your full title. If
---------------------------------------------------------------------------------------   shares are held jointly, each holder may
                                                                                          sign but only one signature is required.
------------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                                          PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                                               PROMPTLY USING THE ENCLOSED ENVELOPE.
